UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2013

Acacia Diversified Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas	1-14088	75-2095676
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3512 E. Silver Springs Blvd. - #243  Ocala, FL  34470
(Address of Principal Executive Offices)

(877) 513-6294
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On July 10, 2013 (the date of “Closing”), Acacia Diversified Holdings, Inc. (the “Company” or “Acacia”) entered into a definitive agreement to acquire substantially all of the assets of Red Phoenix Extracts, Inc., a Florida corporation (the “Assets”)  (“RPE” or the “Seller”).  The Assets include, among other things, property, plant and equipment, intellectual property, including trade secrets, and customer lists. As consideration for the Assets, the Company issued RPE nine hundred thousand (900,000) shares of its common stock (the “Shares”)  The Shares are restricted within the meaning provided in the Securities Act of 1933, and Rule 144 promulgated by Section 5 thereof.  A true and accurate copy of the definitive agreement is included as Exhibit 10.01 to this Report.

In addition to acquiring the Assets, the Company assumed certain liabilities of RPE.  Specifically, the Company assumed two leases for RPE’s facility consisting of two adjacent units located at 3495 S. U.S. Hwy.1, Bldgs. 12-E and 12-W, Ft. Pierce, FL 34982 (the “Leases”).  The leased facility consists of approximately 14,525 square feet and contains an array of capital equipment Acacia acquired in the transaction, making the facility fully functional and operational for the Company’s immediate needs.

The Company will pay a combined $4,691 per month for the two leased units, after qualifying for Florida agricultural lease credits, to the Florida State Farmer’s Market in Fort Pierce, Florida.  The Farmers Market is owned and operated by the State of Florida.  The leases are subject to additional 1-year lease renewals, that being the maximum allowed by the Florida authority operating the facility.

True and accurate copies of the Leases are included as Exhibit 10.02 to this Report.

The Company will also assume responsibility for a forklift lease in the amount of $465 per month for the remaining 16 months of the lease.  A true and accurate copy of the Lease is included as Exhibit 10.03 to this lease.

Moreover, the Company assumed debt in the amount of $449,543 (the “Debt”) and obligations for trade payables in the amount of $69,950 (the “Trade Payables”).  The Debt and Trade Payables represent obligations incurred by RPE in its Business operations.

Prior to Closing, RPE operated a manufacturing business at its leased premises in Fort Pierce, Florida.  Those operations centered on producing products from citrus peel material obtained from the citrus juice industry in the area.  Concomitant with the Closing, RPE will discontinue such operations.

The Company expects to utilize the Red Phoenix name and brand properties and the other Assets in its new manufacturing operations. The Company’s management will seek to commence partial operations in the near term during the summer “off season” for citrus production, and will seek to institute full manufacturing operations coincidental with the beginning of the fall citrus season at approximately the beginning of November.

In the transaction, Acacia had the option to, and did, retain a number of the original Red Phoenix employees, including, among others, its President, William J. Howe, and its Operations Manager, Clarence Shivers, now appointed to serve as President and Vice President, respectively, of the new Acacia subsidiary.

The Seller also executed a non-competition agreement with the Company limiting the Seller’s involvement in restricted competitive ventures with the Buyer for five years following the Closing.

Background and History of Red Phoenix Extracts, Inc.

Red Phoenix Extracts, Inc. was originally formed as a Florida corporation on April 5, 2007 to exploit certain methods, processes and systems which were devised, created and designed with particular application to innovations in the citrus industry.  While the industry struggled for years to find a solution to the significant citrus waste problem resulting from juice production, Red Phoenix developed a process that utilized citrus peel material in its processes while simultaneously eliminating the current negative options available for citrus waste remediation.  Specifically, Red Phoenix developed a process which allowed the citrus peel material to be re-processed into highly desirable ingredients for use as spices, teas and ground citrus additives for food, beverages, nutraceuticals and cosmaceuticals.  The process does not introduce any chemicals or foreign substances into the citrus material or its finished products. This trade-secreted technology not only allowed Red Phoenix to generate significant revenues from those finished products, but also provided a valuable service to processors through safe, efficient, and cost-effective disposal of their citrus peel material.

Contemplated Business of Acacia’s New Red Phoenix Subsidiary

The Company, through its new wholly-owned citrus extracts subsidiary, intends to utilize the trade secreted processes and the acquired assets in its bid to fill existing and new sales contracts and orders with current and future clients as it seeks to implement its new production procedures and efficiencies later this year. The Company will seek to initiate full production at the facility in conjunction with the beginning of the fall citrus season following RPE’s seasonal discontinuation of its business and manufacturing operations at the end of June 2013 and prior to Closing of the acquisition transaction.

Item 2.01        Completion of Acquisition or Disposal of Assets.

On July 10, 2013, the Company entered into an agreement to acquire substantially all the Assets of Red Phoenix Extracts, Inc., a Florida corporation.  A true and accurate copy of such agreement is included as Exhibit 10.01 of this Report.

Item 5.02        Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Directors

At the July 8, 2013 meeting of the Company’s Board of Directors, four new directors were appointed to serve beginning on September 1, 2013 and continuing until standing for election at the next Annual Meeting of Shareholders.  The four new directors are:

Dr. David L. Sadler, age 65. Since 1987, Dr. Sadler has served as a Partner in a private practice of Cardiothoracic and Vascular Surgery in Longview, Texas.  Born, reared and educated in Texas, Dr. Sadler co-founded the Cardiovascular and Thoracic Surgery programs at two Longview, Texas hospitals where he has practiced for the past twenty years.  He also co-founded Longview Thoracic and Cardiovascular Associates of Longview, Texas where he is a Managing Partner.  Dr. Sadler received his Bachelor of Science from Texas A&M University in 1970 and served his General and Vascular Surgery Residency along with his Cardiovascular and Thoracic Residency at Parkland Memorial Hospital in Dallas, Texas.  Dr. Sadler received his Doctor of Medicine degree from the University of Texas Southwestern Medical School in Dallas, Texas in 1974.  Dr. Sadler currently serves as the Chairman of the Board of Directors of Natural Citrus Products Corporation and is a Managing Member of Alarma Patents, LLC.

Dan L. Rigdon, Age 64. Dan Rigdon has served as Senior Pastor and most recently, Pastor Emeritus, in the Dallas Metroplex for the past 32 years and has held numerous officer and director positions with a variety of organizations.  At the age of 24, Reverend Rigdon was elected Executive Vice President of Christian Life College in Stockton, California after which he was elected Director of Promotions and Publications for the Youth Division of the United Pentecostal Church International (“UPCI”).  Following that assignment, Reverend Rigdon was elected to the position of General Youth Secretary of UPCI, an organization of more than 9,800 ministers, ultimately being elected to General Youth President of that organization.  Following his tenure as General Youth President of UPCI, Reverend Rigdon was elected President of Christian Life College, Stockton, California.  Reverend Rigdon was also a major contributor in the envisioning and formation of "Compassion Services International", serving as a driving force in the development of its philosophy and scope of endeavor and served as Chairman of its first Board of Directors in the early 1980's. For the past six years Reverend Rigdon has served on the Board of Directors of Natural Citrus Products Corporation.

Danny R. Gibbs, age 56.  Mr. Gibbs was President of Gibbs Construction, Inc. from its inception in October of 1984 until April of 2000. He was a charter member of the Company's Board of Directors from its formation in 1984 until 2000, and in 2007, Mr. Gibbs agreed to serve on Acacia's board, where he served until December of 2011. The Company is pleased to welcome Mr. Gibbs’ return to its Board of Directors as he brings decades of experience in the public domain.  From 2000 through 2003, Mr. Gibbs served as Senior Project Manager for TOC Companies in the Dallas, Texas area. From the beginning of 2004 through the present, he has served in a similar capacity with Dimensional Construction, Inc. Both companies were located in Garland, Texas where Mr. Gibbs resides with his family.

V. Weldon Hewitt, age 75.  Mr. Hewitt was originally appointed to the Company’s Board of Directors on February 1, 2007, and served until December of 2011. Mr. Hewitt has served as President and CEO of Hewitt Marketing since 1985, where he has been instrumental in establishing numerous OEM supplier contracts providing radios and other media devices and electronics, mobile cellular telephones, power-actuated equipment and accessories to many major vehicle manufacturers. Prior to that time, Mr. Hewitt founded and served as CEO of a manufacturing concern with annual sales of more than $20 Million in audio sound systems for the luxury car market. His extensive experience in providing a wide variety of products and services to the automotive industry spans more than four decades. Mr. Hewitt resides near Louisville, Kentucky with his family.

Mr. Steven L. Sample, age 65, will continue to serve as the Company’s President, CEO, and Chairman of the Board of Directors, positions he has held since February of 2007.

Appointment of Officers of the Company’s New Red Phoenix Extracts, Inc. Subsidiary

At that same meeting of the Company’s Board of Directors on July 8, 2013, Mr. William J. Howe, age 52, was appointed to the position of President of Acacia’s new Red Phoenix Extracts, Inc. subsidiary effective with Closing of the RPE Asset Purchase Agreement on July 10, 2013.

From May 2006 through October 2011 Mr. Howe held senior sales and marketing positions at EP Monitoring and Zeno Imaging, both of Houston, Texas. He also owned an equipment and technology business for a number of years in the Dallas and Houston markets. Mr. Howe attended Texas A&M and Blinn College prior to entering the business sector.  Since October 2011 Mr. Howe had served as Exclusive Licensor and then President of Red Phoenix Extracts, Inc., which discontinued its manufacturing operations on June 30, 2013 at the conclusion of the 2013 citrus season in preparation for its sale of its Assets to Acacia.  Subsequent to that sale, Mr. Howe joined Acacia as head of its new citrus products subsidiary.

Also at the meeting of its Board of Directors on July 8, 2013, Acacia appointed Mr. Clarence Shivers, age 29, to the position of Vice President of its new citrus products subsidiary.  Mr. Shivers served as Operations Manager of Red Phoenix Extracts in Fort Pierce since the inception of its business operations in 2007 and continuing through the sale of its Assets to Acacia on July 10, 2013.  Mr. Shivers has been a key contributor to the company’s growth and development, and is welcomed as a valued part of the Company’s new subsidiary’s management team.

The Company considers Messrs. Howe and Shivers to be integral components to its plans for activation of its Fort Pierce subsidiary’s citrus product manufacturing operations.

Item 7.01        Regulation FD Disclosure

On July 10, 2013, the Company announced that it had entered into an agreement to acquire substantially all of the assets of Red Phoenix Extracts, Inc.  A true and accurate copy of the press release pertaining to such agreement is included as Exhibit 10.04 to this Report.

 Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit Number              Description

10.01                                Definitive Asset Purchase Agreement
10.02                                Leases - Facilities
10.03                                Lease - Forklift
10.04                                Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2013

Acacia Diversified Holdings, Inc.

/s/  Steven L. Sample
Steven L. Sample, Chief Executive Officer